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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of report (date of earliest event reported): July 26, 2001



                            DATA RETURN CORPORATION
                            -----------------------
            (Exact name of Registrant as specified in its charter)


        Texas                         0-27801                  75-2725998
(State of incorporation)      (Commission file number)      (I.R.S. employer
                                                          identification number)


222 West Las Colinas Boulevard, Suite 450
          Irving, Texas                                                 75039
(Address of principal executive offices)                              (Zip code)


      Registrant's telephone number, including area code: (972) 869-0770

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ITEM 5.  Other Events.

Data Return Corporation has been informed that two financial institutions have foreclosed on, and as of July 26, 2001 had sold, an aggregate of approximately
2.1 million shares of the Company's common stock pledged, directly or indirectly, by Sunny C. Vanderbeck, its Chairman and Chief Executive Officer, to secure margin debt owed to these institutions. As of July 26, 2001, a family limited partnership controlled by Mr. Vanderbeck had margin debt of approximately $2.6 million with one financial institution, which was secured by approximately 3.9 million shares of the Company's common stock. In addition, as of July 26, 2001, Mr. Vanderbeck had approximately $3.4 million in margin debt with a second financial institution secured by approximately 2.1 million shares of the Company's common stock. The Company has guaranteed $2.0 million of the debt owed by Mr. Vanderbeck to the second financial institution.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DATA RETURN CORPORATION



Dated: July 31, 2001              By: /s/ Stuart A. Walker
                                      ------------------------------------------
                                       Stuart A. Walker, Senior Vice President -
                                       Chief Financial Officer

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